CITICORP AND SUBSIDIARIES
       CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
       (In Millions)

                                                                                                           NINE MONTHS
                                                          YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                        --------------------------------------------------------    --------------------
                                          1997         1996        1995       1994         1993       1998          1997
                                        ---------   ----------   ---------   ----------  --------   ----------   -------
EXCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS) ......       3,468       3,435       4,110       5,906       6,324       2,620       2,561
     INTEREST FACTOR IN RENT EXPENSE         159         150         140         143         147         129         116
                                          ------      ------      ------      ------      ------      ------       -----

        TOTAL FIXED CHARGES ........       3,627       3,585       4,250       6,049       6,471       2,749       2,677
                                          ------      ------      ------      ------      ------      ------       -----

INCOME:
     NET INCOME ....................       3,591       3,788       3,464       3,422 (A)   1,919 (B)   2,692       2,530
     INCOME TAXES ..................       2,131       2,285       2,121       1,189         941       1,615       1,518
     FIXED CHARGES .................       3,627       3,585       4,250       6,049       6,471       2,749       2,677
                                          ------      ------      ------      ------      ------      ------       -----

        TOTAL INCOME ...............       9,349       9,658       9,835      10,660       9,331       7,056       6,725
                                          ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS         2.58        2.69        2.31        1.76        1.44        2.57        2.51
                                          ======      ======      ======      ======      ======      ======      ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE ..............      13,081      12,409      13,012      14,902      16,121      11,005       9,650
     INTEREST FACTOR IN RENT EXPENSE         159         150         140         143         147         129         116
                                          ------      ------      ------      ------      ------      ------       -----

        TOTAL FIXED CHARGES ........      13,240      12,559      13,152      15,045      16,268      11,134       9,766
                                          ------      ------      ------      ------      ------      ------       -----

INCOME:
     NET INCOME ....................       3,591       3,788       3,464       3,422 (A)   1,919 (B)   2,692       2,530
     INCOME TAXES ..................       2,131       2,285       2,121       1,189         941       1,615       1,518
     FIXED CHARGES .................      13,240      12,559      13,152      15,045      16,268      11,134       9,766
                                          ------      ------      ------      ------      ------      ------       -----

        TOTAL INCOME ...............      18,962      18,632      18,737      19,656      19,128      15,441      13,814
                                          ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS         1.43        1.48        1.42        1.31        1.18        1.39        1.41
                                          ======      ======      ======      ======      ======      ======      ======

(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.

(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.